Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227492, 333-232772, and 333-236104 on Form S-3 and No. 333-218984 on Form S-8 of our reports dated March 2, 2020, relating to the financial statements of Athenex, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/   Deloitte & Touche LLP

Williamsville, New York

March 2, 2020